UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549
                                FORM 8-K
                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report: 20 September 2002

                      PAN ASIA COMMUNICATIONS CORP.
           (Exact Name of Registrant as specified in its charter)

       Nevada                        0-25553                88-0419476
(State of Incorporation)   (Commission File Number)       (IRS Employer
                                                       Identification No.)


    Suite 201-1166 Alberni Street, Vancouver British Columbia V6E 3Z3
                   (Address of principal executive offices)

                                (604) 681-2276
               (Issuer's telephone number, including area code)


                           EXPLORE TECHNOLOGIES, INC.
(Former name, former address and former fiscal year, if changed since last report)

Item 1. Changes in Control of Registrant       No events to report

Item 2. Acquisition or Disposition of Assets        On April 20, 2002 the
company entered into an agreement to acquire all outstanding and issued shares of Access Network Limited an operating telecom business from Universal Commerce Ltd. The Company has now completed a rescission agreement whereby the share acquisition has been cancelled, due to non completion of due diligence terms regarding audited financial statements. An option to reacquire the issued shares within 90 days of the date of the rescission agreement signing and subject to receipt of acceptable financial statements, has been agreed to. All company shares issued for debt settlements have been cancelled for return to treasury and all consulting contracts have been cancelled.

Item 3. Bankruptcy or Receivership No events to report

Item 4. Changes in Registrants Certifying Accountant No events to report

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Item 5. Other Events No events to report

Item 6. Resignation of Registrant's Director

No events to report

Item 7. Financial Statements. The Company has filed 10-Q for the period ending July 31, 2002-09

Item 8 Change in Fiscal Year. No event to report.

Exhibits 4:1

Rescission agreement with Universal Commerce Ltd.
-------------------------------------------------

RESCISSION AGREEMENT.
----------------------

This Rescission agreement is effective as of 3 September, 2002, by and between PAN ASIA COMMUNICATIONS CORP., formerly Explore Technologies, Inc.(hereinafter "PNAC") and UNIVERSAL COMMERCE LTD.. (UNIVERSAL); collectively the Parties.

Whereas, the parties entered into a letter of intent on the 20 April, 2002 ("the Agreement"), for purposes of purchasing 100% of the issued and outstanding common stock of Access Network Limited., a British Virgin Islands
Corporation.

Whereas, as a result of certain financial information not being provided in an audited form, it was determined that the transaction should be rescinded.

In consideration for this agreement to be completed, "PNAC" and "Universal" will agree as follows; "Universal" shall provide within 45 calendar days from the signing of this document, a financial statement completed under US "GAAP" by a qualified accountant, of the Assets and liabilities and Income and Expense for Access Network Limited and subsidiary company, which can be audited in a consolidated statement form to meet "PNAC's" filing requirements. These financials will conform to the purchase requirements of "PNAC" as to Access Network Limited and all related assets and liabilities as described in the letter of intent and subsequent documentation. On providing to "PNAC" an appropriate financial statement, "PNAC" and "Universal will agree to complete the acquisition on the original terms of the Letter of Agreement dated 20
April 2002 and any amendments thereof.

Now therefore, in consideration of the above recitals and the mutual promises and conditions in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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1/   Pan Asia Communications Corp. shall cause to be returned to Universal
Commerce Ltd., the issued and outstanding share of Access Network Limited

2/   Pan Asia Communications Corp. shall require to be returned all issued shares in the common stock of that company which represented the purchase price and acquisition costs thereof.

3/   No remuneration will be due or paid by either party due to this rescission agreement being completed

4/   Authority to Execute:   The parties hereby represent that they have the
authority to execute this Agreement.

5/   Entire Agreement:     This Agreement contains the entire Agreement
of the parties relating to the rights granted and the obligations assumed in this instrument and supersedes any oral or prior written agreements between the parties. Any oral representations or modifications of this agreement shall be of no force or effect unless contained in a subsequent written agreement signed by the party to be charged.

6/   Arbitration:     Any controversy or claim arising out of, or
relating to, this agreement or the making, performance, or interpretation thereof, shall be submitted to a panel of three (3) arbitrators. The arbitration shall comply with and be governed by the provisions of the American Arbitration Association, or such Association as may be mutually agreed to. The panel of arbitrators shall be composed of three (3) members one (1) chosen by each party and one (1) member chosen by the arbitrators previously selected. The findings of such arbitrators shall be conclusive and binding on the parties hereto. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators shall conclusively decide

7/   Counterparts: The parties may execute this Agreement in two (2) or more counterparts, which shall be deemed an original instrument as to each party who has signed it.

 8/   Attorneys Fees and Costs.   In the event that suit or arbitration be
brought hereon, or an attorney be employed or expenses be incurred to compel performance, the parties agree that the prevailing party therein be entitled to reasonable attorney's fees.

9/   Governing Law:   The formation, construction, and performance of this
agreement shall be construed in accordance with the laws of Nevada.

10/   Notice.   Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective on delivery of the same in person to the intended addressee, or upon

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deposit of the same with an overnight courier service for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this agreement may be changed by written notice of such address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.

IN WITNESS WHEREOF, the parties have entered into this agreement on the date first above written.

/s/ Rod Jao - President                 /s/ C.Papachristo-Director
-----------------------------           --------------------------
Pan Asia Communications Corp.           Universal Commerce Ltd.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN ASIA COMMUNICATIONS CORP.
/s/ Rod Jao
Rod Jao, President and Director

Date:  19 September 2002.

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